Exhibit 99.1

Tronox Receives European Commission Conditional Approval of Proposed Cristal Acquisition

FOR IMMEDIATE RELEASE

STAMFORD, Conn., July 4, 2018 /PRNewswire/ -- Tronox Limited (NYSE: TROX) (“Tronox” or the “Company”), a global mining and inorganic chemicals company, today announced that it has received conditional approval from the European Commission for its proposed acquisition of the titanium dioxide (“TiO2“) business of Cristal, a privately held global chemical and mining company headquartered in Jeddah, Saudi Arabia. The approval is contingent upon the divestiture of the paper-laminate product grade currently supplied to European customers from the Company’s Botlek facility in the Netherlands. Tronox is working expeditiously to submit to the Commission a definitive agreement with a counterparty for the divestiture to satisfy the remedial requirement.

“Given our ability to meet the European Commission’s narrow condition, I anticipate we will quickly receive final approval of the proposed remedy. It is our intent to proceed immediately to closing the Cristal acquisition as soon as we receive final approval from the European authorities,” said Jeffry N. Quinn, president and chief executive officer of Tronox. “We see no reason to further delay this highly synergistic combination that is designed to increase asset utilization, lower our cost position, unlock incremental product volumes to serve growing global markets and create significant long-term value for our customers and shareholders.”

In addition to approval from the European Commission, Australia, China, New Zealand, Turkey, South Korea, Colombia and Saudi Arabia have also approved the proposed acquisition. The United States Federal Trade Commission remains the final regulatory authority reviewing the transaction.

Quinn added, “We intend to close this output-enhancing transaction that positions our U.S.-based company to become a leading TiO2 producer, capable of succeeding in a fiercely competitive global market. We look forward to completing the acquisition and focusing our attention on transforming Tronox into the industry’s premier TiO2 company.”

###

About Tronox
Tronox Limited is a vertically integrated mining and inorganic chemical business. The company mines and processes titanium ore, zircon and other minerals, and manufactures titanium dioxide pigments that add brightness and durability to paints, plastics, paper, and other everyday products. For more information, visit tronox.com.

About Cristal
Cristal (also known as The National Titanium Dioxide Company Limited) operates eight manufacturing plants in seven countries on five continents and employs approximately 4,100 people worldwide.  Cristal is owned 79 percent by Tasnee (a listed Saudi joint-stock company) and 20 percent by Gulf Investment Corporation (GIC), a company equally owned by the six states of the Gulf Cooperation Council (GCC), headquartered in Kuwait.  One percent of the company is owned by Dr. Talal A. Al-Shair, who also serves as vice chairman, Tasnee and chairman of Cristal.

Forward-Looking Statements
Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company’s filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Media Contact: Melissa Zona
 +1 636.751.4057

Investor Contact: Brennen Arndt
 +1 203.705.3730